Exhibit 99(c)



                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR



To HUBCO, Inc.

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of HUBCO, Inc. ("HUBCO") on Form S-4 (Registration No. 333-10761) and amendments thereto, which indicate that I may become a director of HUBCO upon consummation of the merger of Westport Bancorp, Inc. with HUBCO.




                                                  MICHAEL H. FLYNN


September 6, 1996